UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Acquisition of Three Shores Bancorporation, Inc.

Effective July 1, 2020 (the “Effective Time”), United Community Banks, Inc. (“United”) completed its previously-announced acquisition of Three Shores Bancorporation, Inc. (“Three Shores”), pursuant to an Agreement and Plan of Merger, dated as of March 9, 2020, by and between United and Three Shores (the “Merger Agreement”). The acquisition was effected through the merger of Three Shores with and into United (the “Merger”), with United as the surviving entity in the Merger. Immediately following the Merger, Three Shores’ wholly-owned subsidiary bank, Seaside National Bank & Trust (“Seaside”), merged with and into United Community Bank, with United Community Bank as the surviving bank subsidiary of United.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Three Shores common stock (“Three Shores Common Stock”) and Series D-1, Series D-2, Series D-3, and Series D-4 preferred stock (collectively, “Three Shores Series D Preferred Stock” and, together with the Three Shores Common Stock, “Three Shores Capital Stock”) issued and outstanding as of immediately prior to the Effective Time will be entitled to receive 0.33 shares of common stock, $1.00 par value per share, of United (“United Common Stock”). Each outstanding share of Three Shores Common Stock subject to vesting, repurchase or other lapse restrictions as of immediately prior to the Effective Time became fully vested and be cancelled and converted into the right to receive 0.33 shares of United Common Stock. Cash will be paid in lieu of any fractional shares of United Common Stock. Each outstanding share of United Common Stock remained outstanding and unaffected by the Merger. In addition to the United Common Stock issued in the Merger, United paid approximately $25 million to extinguish all outstanding options to acquire (or make follow-on investments in) Three Shores Capital Stock.

The Merger Agreement also provides that upon completion of the Merger, the officers and directors of United as of immediately prior to the Effective Time will continue to serve as the directors and officers of the surviving entity from and after the Effective Time.

United issued 8,130,461 shares of United Common Stock, which had a value of approximately $164 million based on the closing price of United Common Stock on June 30, 2020. Each share of United Common Stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Item 8.01	Other Events.

On July 1, 2020, United issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit index lists the exhibits that are either filed or furnished with the Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of March 9, 2020, by and between United Community Banks, Inc. and Three Shores Bancorporation, Inc. (incorporated by reference to Exhibit 2.1 to United Community Banks, Inc.’s Form 8-K filed on March 10, 2020).*

99.1	Press Release of United Community Banks, Inc. dated July 1, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Jefferson L. Harralson
Jefferson L. Harralson
Executive Vice President and
Chief Financial Officer

Date: July 1, 2020